Exhibit 10.26

Notice of Grant of Stock Options &

Signature Page to the Option Agreement

SITEL Corporation
ID: 47-0684333
111 South Calvert Street, Suite 1900
Baltimore, Maryland 21202
(410) 246-1505

Option Number:
Plan:
ID:

You have been granted an option pursuant to the SITEL Corporation 1999 Stock Incentive Plan, as amended (the “Plan”).

The terms of the option are evidenced in the attached Option Agreement, to which this Notice of Grant of Stock Options serves as the signature page.  The following terms when used in the Option Agreement have the meanings set forth below:

Optionee:
Number of Option Shares:
Grant Date:	March 14, 2002
Option Exercise Price:	$2.765
Latest Expiration Date:	March 14, 2012

The date or dates on which the option becomes exercisable is governed by Section 3 of the Option Agreement, subject to additional terms and conditions set forth in the Option Agreement and the Plan.  In no event shall the option be exercisable after the Latest Expiration Date.

By your signature and the Company’s signature below, you and the Company agree that the option whose terms are evidenced in the attached Option Agreement has been granted under and is governed by the terms and conditions of the Plan, and that you have received a copy of the Plan and the Option Agreement. You specifically acknowledge the governing laws of Nebraska and the exclusive jurisdiction of the Nebraska courts as set forth in Sections 10 and 11 of the Option Agreement.

Vice President and Treasurer, SITEL Corporation	Date

[Optionee]	Date

OPTION AGREEMENT

(Incentive Stock Option)

SITEL CORPORATION

1999 STOCK INCENTIVE PLAN

THIS AGREEMENT entered into as of the Grant Date between SITEL Corporation, a Minnesota corporation (the “Company”) and Optionee.  Certain capitalized terms used herein are defined in the attached Notice of Grant of Stock Options, which serves as the signature page to this Option Agreement and is incorporated herein by this reference.  All other capitalized terms used and not otherwise defined herein shall have the meanings given them in the SITEL Corporation 1999 Stock Incentive Plan, as amended (“Plan”).

1.             Grant of Option.  The Company hereby grants to Optionee an Incentive Stock Option (the “Option”) to purchase, up to and including in the aggregate, that number of shares of voting common stock of the Company, with a par value of $.001 each (the “Stock”) equal to the Number of Option Shares at the Option Exercise Price, subject in all respects to the terms and provisions of the Plan, which has been adopted by the Company and which is incorporated herein by reference.

2.             Option Exercise Price.  The Option Exercise Price represents the Fair Market Value of a share of the Stock on the Grant Date as determined in accordance with the Plan.

3.             When Option Is Exercisable.

(a)           Exercise of Option.  This Option shall become exercisable on March 14, 2009 (the “Normal Exercise Date”); provided however that the provisions of Section 3(b) or 3(c), whichever is applicable, shall apply instead of the provisions of this Section 3(a) if the event described in Section 3(b) or 3(c) occurs.  Once this Option becomes exercisable, it shall remain exercisable until expiration, cancellation, or termination of this Option. This Option may be exercised during such period only in accordance with the other provisions of this Option Agreement and the terms of the Plan. In no event may this Option be exercised after the Latest Expiration Date.

(b)           Accelerated Exercise.  If both of the following performance goals (the “Performance Goals”) are achieved by the Company as of any date prior to the Normal Exercise Date, as determined by the Compensation Committee in its sole discretion, then the provisions of this Section 3(b) shall apply instead of the provisions of Section 3(a):

PERFORMANCE GOALS

(1)           Earnings Per Share Goal.  The Company achieves an annual earnings per share equal to or exceeding Sixty Cents ($0.60) per diluted share (the “EPS Goal”) as reported on the Company’s 10-K filed for any fiscal year ending after the Grant Date; and

(2)           Share Price Goal.  The closing price for the Company’s Common Stock as reported on the New York Stock Exchange throughout any consecutive ninety calendar day period ending after the Grant Date equals or exceeds Fifteen Dollars ($15.00) per share (the “Share Price Goal”).

If the Performance Goals are both achieved before the Normal Exercise Date, this Option shall become exercisable on the latter of (i) the date that the Company files its 10-K reporting financial results which meet or exceed the EPS Goal and (ii) the date that the Share Price Goal is met (the “Accelerated Exercise Date”). Once this Option becomes exercisable, it shall remain exercisable until expiration, cancellation, or termination of this Option. This Option may be exercised during such period only in accordance with the other provisions of this Option Agreement and the terms of the Plan. In no event may this Option be exercised after the Latest Expiration Date.

(c)           Change of Control.  If both of the following occur on any date prior to the Normal Exercise Date and the Accelerated Exercise Date, as determined by the Compensation Committee in its sole discretion, then the provisions of this Section 3(c) shall apply instead of the provisions of Sections 3(a) and 3(b):

(1) A change of control of the Company occurs, as defined in Section 13(b) of the Plan; and

(2) The closing price for the Company’s Common Stock as reported on the New York Stock Exchange equals or exceeds Twelve Dollars ($12.00) per share on the effective date of such change of control of the Company (or on the trading day immediately preceding such date, if such date is not a trading day).

If both (1) and (2) occur before the Normal Exercise Date and the Accelerated Exercise Date, this Option shall become exercisable on the effective date of such change of control of the Company (the “Change of Control Exercise Date”) and the provisions of Section 13(b) of the Plan shall not apply to this Option.  Once this Option becomes exercisable, it shall remain exercisable until expiration, cancellation, or termination of this Option.  This Option may be exercised during such period only in accordance with the other provisions of this Option Agreement and the terms of the Plan.  In no event may this Option be exercised after the Latest Expiration Date.

4.             Effect of Termination of Employment.

(a)           Prior to the Option Becoming Exercisable.

(1)           Termination of Employment For Any Reason Other Than Death or Disability.  If, prior to the date on which this Option becomes exercisable pursuant to Section 3, the employment of Optionee with the Company or any Subsidiary terminates for any reason other than death or Disability, as determined by the Compensation Committee in its sole discretion, then this Option shall terminate earlier than the Latest Expiration Date immediately upon such termination of employment.

(2)           Termination of Employment By Reason Of Death or Disability.   If, prior to the date on which this Option becomes exercisable pursuant to Section 3, the employment of Optionee with the Company or any Subsidiary terminates by reason of death or Disability, then this Option shall remain in effect as to a prorated Number of Option Shares following such date of termination of employment, and such prorated Number of Option Shares shall become exercisable upon the earlier of the occurrence of the Normal Exercise Date, the Accelerated Exercise Date,  or the Change of Control Exercise Date and shall remain exercisable for a period of six (6) months following such date subject to earlier expiration, cancellation, or termination of this option (but in any event no later than the Latest Expiration Date), and any unexercised portion of such prorated Number of Option Shares shall expire at the end of such six (6) month period. This Option shall expire on the date of termination of employment by reason of death or

Disability as to the Number of Option Shares which is in excess of the prorated Number of Option Shares.  The prorated Number of Option Shares shall be equal to the Number of Option Shares granted pursuant to this Agreement multiplied by a fraction, the numerator of which is the number of whole months (not greater than 84) which the Optionee has been employed by the Company or any Subsidiary since the Grant Date and the denominator of which is eighty-four (84).  Any exercise of the prorated Number of Option Shares pursuant to this Section 4(b) when they become exercisable following Optionee’s death shall be made only by the deceased Optionee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the deceased Optionee’s Will specifically devises such Option, in which case such exercise shall be made only by the beneficiary of such specific devise.  If a deceased Optionee’s personal representative or the beneficiary of a specific devise under such deceased Optionee’s Will is entitled to exercise any Option pursuant to the preceding sentence, then such representative or beneficiary shall be bound by all of the terms and provisions of the Plan and the applicable Option Agreement which would have applied to the deceased Optionee.

Optionee shall be deemed to have a “termination of employment” upon his or her ceasing to be employed by any of the Company or a Subsidiary or by a corporation assuming this Option in a transaction to which Section 424(a) of the Code applies.  The Committee (or its delegatee under the Plan) shall have the right to determine whether any leave of absence constitutes a termination of employment for purposes of this Option.  The Committee (or its delegatee under the Plan) shall have the right to determine whether the termination of employment of Optionee is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the event that constitutes cause for dismissal.  Such determinations of the Committee shall be final, binding, and conclusive.

(b)           After the Option Becomes Exercisable.  If this Option is then in effect and has become exercisable as described in Section 3 as of the date Optionee’s employment with the Company or any Subsidiary terminates for any reason, then Optionee shall be permitted to exercise this Option at the same times set forth in Section 3 of this Option Agreement and subject to the same conditions as would have been applicable under this Option Agreement had the Optionee continued to be employed by the Company or any Subsidiary.

5.             Manner of Exercise.  As to any portion or all of this Option which is then exercisable, this Option shall be exercised by Optionee delivering all of the following to the Company prior to the expiration, cancellation or termination of this Option:  (a) a written notice of exercise duly signed by Optionee, in the form provided by the Company; and (b) a certified or cashier’s check (or other form of payment which is satisfactory to the Company in its sole discretion) representing full payment of the Option Exercise Price for the shares of Stock being purchased.  Optionee acknowledges that before any shares will be delivered to Optionee pursuant to exercise of this Option, provision must be made for the satisfaction of all requirements, if any, for withholding taxes, either by the Optionee paying to the Company the amount of withholding taxes or, if the Company consents, by withholding from the shares issued to Optionee the number of shares having a value equal to the withholding taxes due.

6.             Non-Transferability.  This Option may not be transferred in any manner otherwise than by Will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or his or her legal representative.  The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

7.             Subject to Plan.  Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof.  Optionee accepts this Option subject to all the terms and provisions of the Plan.   Optionee agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Option Agreement.

8.             No Rights as Shareholder.  Optionee shall have no rights as a shareholder in respect of shares of Stock as to which this Option shall not have been duly exercised and all payments and other deliveries therefor made as provided in Section 5 and shall have no rights with respect to such shares of Stock which are not expressly conferred by the Plan.

9.             No Right to Continued Retention as Employee.  Nothing in this Option Agreement shall confer or be deemed to confer upon Optionee the right to continue in the employ of the Company or any Subsidiary which employs Optionee or affect the right of the Company or any Subsidiary which employs Optionee to terminate the employment of Optionee with or without cause.

10.           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Nebraska, without reference to the conflict of laws principles of such State.

11.           Venue.  With respect to any claim arising out of this Option, Optionee hereby (a) irrevocably submits to the exclusive jurisdiction of the courts of the State of Nebraska and the United States District Court located in the City of Omaha, Nebraska; (b) irrevocably waives any objection which Optionee may have at any time to the venue of any suit, action or proceeding arising out of or relating to this Option Agreement brought in any such court and irrevocably waives any claim that such suit, action or proceeding is brought in an inconvenient forum; and (c) irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over Optionee.

12.           Waiver.  Nothing in the Plan or in the Optionee’s contract of employment shall be construed as giving Optionee a right to be designated for participation in the Plan or to receive, or be considered for, an option under the Plan.  Options granted pursuant to the Plan and this Agreement are voluntarily granted by the Company, and Optionee has no legal claim to continued grants of such options.  The Company may amend or terminate the Plan at any time.  Neither an option nor the shares to which it relates shall be pensionable for any purpose.  The rights and obligations of Optionee under the terms or conditions of his or her office or employment shall not be affected by Optionee’s participation in the Plan or any right Optionee may have to participate in the Plan.  An Optionee who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of Optionee’s office or employment with SITEL or any Subsidiary whether lawfully or in breach of contract insofar as those rights arise, or may arise, from Optionee ceasing to have rights under, or be entitled to exercise this Option or any other option under, the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlement.  If necessary, Optionee’s terms of employment shall be varied accordingly.

13.           Severability.  If a provision of this Option is or becomes invalid in whole or in part or if there is an omission in this Option, the validity of the remaining provisions shall not be affected.  In place of the invalid provision and to fill in an omission an appropriate provision shall be effective which, to the extent legally possible, most closely reflects the intention of the contractual parties if they had considered this point.  If a provision is invalid due to a measurement of duty of time (deadline or date), it shall be replaced with a provision containing the nearest measurement allowed by law.

14.           Designation as Incentive Stock Option.  This Option is intended to qualify, to the maximum extent possible, for special federal income tax treatment pursuant to Sections 421 and 422 of the Internal Revenue Code of 1986, as now in existence or subsequently amended (the “Code”), or pursuant to a successor provision of the Code. Currently, Section 422 of the Code permits an Incentive Stock Option to be issued to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Stock with respect to which such Incentive Stock Option is first exercisable by Optionee during any calendar year is not greater than $100,000. This Option is within such limits and accordingly is hereby designated as an Incentive Stock Option. Optionee shall notify the Company of any disposition of shares of stock issued pursuant to the exercise of this Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within ten (10) days after such disposition.

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